SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

                         ___________________


     Date of Report (Date of earliest event reported) May 1, 2001
          		     BICO, INC.
       (Exact name of registrant as specified in its charter)


 Pennsylvania                   0-10822                 25-1229323
(State of other jurisdiction  (Commission File Number) (IRS Employer
 of incorporation)                                     Identification No.)


2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania 15220
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (412) 429-0673




  _________________________________________________________
(Former name or former address, if changes since last report.)





Item 1.	Change in Control of Registrant.
	Not applicable.

Item 2.	Acquisition or Disposition of Assets.
	Not applicable.

Item 3.	Bankruptcy or Receivership.
	Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.	Other Events.
        BICO, Inc. announced today in response to the recent drop in its stock price that no material adverse developments have occurred to cause such a decline.

Item 6.	Resignation of Registrant's Directors.
	Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.
	(b)	Pro Forma Financial Information - Not Applicable.
	(c) 	Exhibits - Press Release.

SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	                                      BICO, INC.

	                                      by /s/ Fred E. Cooper
	                                             Fred E. Cooper, CEO
DATED:  May 1, 2001






                      BICO REPORTS NO ADVERSE DEVELOPMENTS

	Pittsburgh, PA - May 1, 2001 - BICO, Incorporated (OTCBB:BIKO) announced today in response to the recent drop in its stock price that no material adverse developments have occurred to cause such a decline. The company is in a solid financial position with all projects proceeding very well.

	Subsidiary Petrol Rem, Inc. recently announced a significant revenue increase. ViaCirQ, Inc., BICO's subsidiary, a leading developer of extracorporeal hyperthermia medical devices, continues its negotiations with top hospitals and clinics for orders of its Thermo-Chem-HT System and disposable ThermoChem-HT system packs, which are used by physicians as adjunctive therapy in the treatment of patients with advanced cancer of the abdomen.

	BICO, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.



FOR FURTHER INFORMATION, CONTACT:
Investors	                  Media
Diane McQuaide	                  Susan Taylor
1.412.429.0673 phone	          1.412.429.0673 phone
1.412.279.9690 fax        	  1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com